EXHIBIT 4.4

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

THE REGISTERED HOLDER OF THIS WARRANT, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS WARRANT EXCEPT AS HEREIN PROVIDED.


         VOID AFTER 5:00 P.M. EASTERN STANDARD TIME ON OCTOBER 21, 2001.

No. 2                                                     As of October 22, 1996

                          COMMON STOCK PURCHASE WARRANT
                          -----------------------------

                For the Purchase of 30,000 Shares of Common Stock

                                       of

                              XYBERNAUT CORPORATION
                            (a Delaware corporation)

1.       Warrant.
         --------

         This certifies that CHRISTINA S. KOHLHAAS (together with any transferees as permitted by Section 3 hereof, the "Holder") is the registered owner of this Common Stock Purchase Warrant (the "Warrant") of XYBERNAUT CORPORATION, a Delaware corporation (the "Company"). Subject to the terms and provisions set forth herein, the Holder is entitled, at any time and from time to time from the date hereof until 5:00 p.m., New York City time, October 21, 2001, but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to THIRTY THOUSAND (30,000) shares of Common Stock, $0.01 par value (the "Common Stock"), of the Company. If October 21, 2001, is a day on which banking institutions are authorized by law to close, then this Warrant may be exercised on the next succeeding day that is not such a day in accordance with the terms and provisions hereof. This Warrant is exercisable as to each share of Common Stock covered hereby at the price per share (the "Exercise Price") set forth in Section 2 hereof. The term "Exercise Price" shall mean the initial exercise price, or such exercise price as adjusted in the manner provided in Sections 2 and 6 hereof, depending on the context.

2.       Exercise.

         2.1 Restrictions on Exercise; Exercise Price. This Warrant shall become exercisable:

          (1) immediately as to 10,000 shares of Common Stock, at an Exercise Price of $4.25 per share;

          (2) as to an additional 10,000 shares of Common Stock on the day after the closing bid price of the Common Stock equals or exceeds $11.00 per share for 25 consecutive trading days or for 30 out of 35 consecutive trading days, at an Exercise Price of $11.00 per share; and

          (3) as to an additional 10,000 shares of Common Stock on the day after the closing bid price of the Common Stock equals or exceeds $18.00 per share for 20 consecutive trading days, at an Exercise Price of $18.00 per share.

            If the rights represented hereby shall not be exercised at or before 5:00 p.m., New York City time, on October 21, 2001, this Warrant shall become and be void and without further force or effect and all rights represented hereby shall cease and expire.

         2.2 Exercise Procedure. In order to exercise this Warrant, the exercise form attached hereto must be duly executed, guaranteed, completed and delivered to the Company (to the attention of the Company's Chief Financial Officer), together with this Warrant and payment of the Exercise Price for the shares of the Common Stock being purchased. The payment of the Exercise Price shall be made by a certified check or bank check payable to the order of the Company.

3.       Restrictions on Transfer; Registration of Transfers.
         ----------------------------------------------------

         3.1 Restrictions on Transfer. The registered Holder of this Warrant, by her acceptance hereof, agrees that this Warrant shall not be transferable without the prior written consent of the Company, which consent may be withheld in the Company's sole discretion; provided, however, that the Holder may transfer all or any part of this Warrant or any securities purchased upon the exercise of all or any part of this Warrant to CSK Securities Research or Neal
J. Kohlhaas; provided further, that prior to any such permitted transfer, if such transfer is not made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), the Holder will, if requested by the Company, deliver to the Company:

          (1) an opinion of counsel satisfactory in form, substance and scope to the Company that this Warrant or the securities purchased upon the exercise of this Warrant may be transferred without registration under the Act and any applicable state securities laws;

          (2) an agreement by the proposed transferee to the impression of the restrictive investment legend set forth below on this Warrant or the securities to be received upon the exercise thereof;

          (3) an agreement by such transferee that the Company may place a notation in the stock books of the Company or a "stop transfer order" with any transfer agent or registrar with respect to the securities purchased upon the exercise of this Warrant; and

          (4) an agreement by such transferee to be bound by the terms and provisions of this Warrant (including, without limitation, of this Section 3 relating to the transfer of all or any part of this Warrant or of the securities purchased upon the exercise of this Warrant).

                  The Holder agrees that this Warrant and each certificate representing securities purchased upon the exercise of this Warrant shall bear a legend as follows unless such securities have been registered under the Act:

                  "The securities represented by this warrant and each certificate representing securities purchased upon exercise of this warrant have not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws. Such securities may not be offered for sale, sold or otherwise transferred, assigned, pledged or hypothecated except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and pursuant to applicable state securities laws."

         3.2 Registration of Transfers. In order to make any permitted transfer or assignment of this Warrant, the Holder must deliver to the Company the assignment form attached hereto duly executed, guaranteed and completed, together with this Warrant and payment of all transfer taxes, if any, payable in connection therewith. Payment of any applicable transfer taxes shall be made by certified check or bank check payable to the Company. The Company shall thereafter transfer such portion of this Warrant as is specified in the assignment form on the books of the Company and shall execute and deliver a new warrant or warrants of like tenor with this Warrant to the appropriate transferee(s) expressly evidencing the right to purchase the number of shares of Common Stock purchasable hereunder or such portion of such number as shall be contemplated by such transfer.

4.       New Warrants to be Issued.
         --------------------------

         4.1 Partial Exercise or Transfer. Subject to the restrictions set forth in Sections 2 and 3 hereof, this Warrant may be exercised or transferred in whole or in part. In the event of the exercise or transfer hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any required transfer tax, the Company shall cause to be delivered to the Holder without charge a new warrant or new warrants of like tenor with this Warrant in the name of the Holder evidencing the right to purchase, in the aggregate, the remaining number of underlying shares of Common Stock purchasable hereunder after giving effect to any such partial exercise or transfer.

         4.2 Lost or Destroyed Warrant. Upon receipt by the Company of evidence satisfactory to the Company, in its sole discretion, of the loss, theft, destruction or mutilation of this Warrant and of an indemnification in favor of the Company reasonably satisfactory to it, the Company shall execute and deliver a new warrant of like tenor and date. Any such new warrants executed and delivered as a result of such loss, theft, mutilation or destruction shall represent the exact same contractual obligations on the part of the Company as are represented by this Warrant.

5.       Registration Rights.
         --------------------

         5.1 "Piggy-Back" Registration.

              (1) Grant of Right.

                  (i) The Holder of this Warrant shall have the right (the "Piggy-Back Right") for a period of three (3) years beginning on the date hereof (the "Piggy-Back Period"), to include all of the shares of Common Stock underlying such Warrant (the "Registrable Securities") as part of any registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8); provided, however, that if, in the opinion of the Company's managing underwriter or underwriters, if any, for such offering, the inclusion of the Registrable Securities, when added to the securities being registered by the Company or any selling stockholder(s), will exceed the maximum amount of the Company's securities that can be marketed (x) at a price reasonably related to their then current market value, or (y) without materially and adversely affecting the entire terms of the offering, then the number of shares to be included in such offering shall be reduced, and such shares shall be excluded from such offering in a number deemed necessary by such managing underwriter or underwriters, based upon and subject to a pro rata reduction of the number of Registrable Securities the Holder of such securities proposed to include therein.

                  (ii) In the event that the Holder is unable to exercise her Piggy-Back Right due to the failure of the Company to register any of its securities within the Piggy-Back Period, the Company shall, as expeditiously as practicable following the expiration of the Piggy-Back Period, register the Registrable Securities by preparing and filing a registration statement on Form S-8 or such other registration statement form as may then be available to the Company.

         (2) Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holder shall pay any and all underwriting commissions, the expenses of any legal counsel selected by the Holder to represent it in connection with the sale of the Registrable Securities and applicable transfer taxes, if any. In the event of such a proposed registration, the Company shall furnish the then Holder of outstanding Registrable Securities with not less than thirty (30) days written notice prior to the proposed date of filing of such registration statement. If the Holder desires to exercise her Piggy-Back Right, the Holder shall furnish the Company written notice, within twenty (20) days after the receipt of the Company's notice of its intention to file a registration statement, specifying the number of shares of Registrable Securities the Holder intends to sell.

         (3) Information Furnished by and Representations of the Holder. It shall be a condition precedent to the Company's obligations to the Holder of the Registrable Securities pursuant to this
                  Section 5 that she furnish to the Company in writing such information regarding herself and the distribution proposed by her as the Company may reasonably request. Additionally, in connection with a proposed registration under this Section 5, the Holder represents and warrants to the Company that she will use her best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission and will make such representations and warranties to the Company and the underwriters, in each case, as are customarily made by selling shareholders to issuers and underwriters, as the case may be, in underwritten public offerings.

         5.2  Indemnification.  The Company  shall  indemnify  the Holder of the
Registrable Securities to be sold pursuant to any registration statement described herein and each person, if any, who controls such Holder ("Controlling Persons") within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement; provided, however, that the Company will not be liable to the extent that any loss, claim, damage, expense or liability arises out of information furnished by or on behalf of such Holder, or her successors or assigns, in writing, for specific inclusion in such registration statement. The Holder of the Registrable Securities to be sold pursuant to such registration statement, and her successors and assigns, shall severally (with the other holders of Registrable Securities), and not jointly, indemnify the Company and each of its officers, directors, agents, employees and Controlling Persons, against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holder, or her successors or assigns, in writing, for specific inclusion in such registration statement.

6.       Adjustments to Exercise Price and Number of Securities.
         -------------------------------------------------------

         6.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

         6.2 Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 6, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be adjusted to the nearest full number obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         6.3 Recapitalization. For the purpose of this Warrant, the term "Common Stock" shall also mean any other class of stock resulting from successive changes or reclassifications of Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

         6.4 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with or into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant providing that the holder of each warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrants might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrants shall provide for adjustments which shall be identical to the adjustments provided in this Section 6. The above provisions of this Section shall similarly apply to successive consolidations or mergers.

         6.5 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

                  (1) Upon the issuance or sale of the shares of Common Stock issuable upon the exercise of (i) this Warrant, or (ii) any options granted under any stock option plan of the Company; or

                  (2) If the amount of said adjustment shall be less than two cents ($.02) per share of Common Stock; provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($.02) per share of Common Stock.

         6.6 Redemption of Warrants. This Warrant cannot be redeemed by the Company without the prior written consent of the Holder.


         6.7 Dividends and Other Distributions. In the event that the Company shall at any time prior to the exercise in full of this Warrant declare a non-cash dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value other than cash, the Holder of this Warrant shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrant, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that it would have been entitled to receive at the time of such dividend or distribution as if this Warrant had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 6.7.

         6.8 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise hereof.

         6.9 Reservation. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, all shares of Common Stock and other securities, properties or rights issuable upon such exercise shall be duly and validly issued, fully paid and nonassessable.

7.       Certain Notice Requirements.
         ----------------------------

         7.1 Holder's  Right to Receive  Notice.  Except as set forth in Section
8.2 hereof, nothing herein shall be construed as conferring upon the Holder the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company.

         7.2 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send written notice to the Holder of such event and change (the "Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be prepared by the Company's Chief Financial Officer.

         7.3 Transmittal of Notices. All notices, requests, consents and other communications under or relating to this Warrant shall be in writing and shall be deemed to have been duly given or made when hand delivered, or when delivered by a recognized overnight courier:

                  (1)      if to the registered Holder of this Warrant,  to: CSK
                           Securities   Research   25  Woodview   Lane   Novato,
                           California 94945 Attention: Christina S. Kohlhaas

                  (2)      if to the Company, to:
                           Xybernaut Corporation
                           12701 Fair Lakes Circle, Suite 550
                           Fairfax, Virginia 22033
                           Attention: Edward G. Newman

                           with a copy to:
                           Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                           New York, New York  10036-8735
                           Attention: Martin E. Weisberg, Esq.

Either of the Holder or the Company may change the foregoing address by a notice given in the manner provided in this Section 8.4.

8.       Miscellaneous.
         --------------

         8.1 Amendments. This Warrant may not be amended, altered or modified except by a written instrument duly executed by the Company and the Holder.

         8.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

         8.3 Entire Agreement. This Warrant, together with the other agreements and documents being executed and delivered pursuant to or in connection with this Warrant, constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings of the parties, oral and written, with respect to the subject matter hereof, all of which are merged herein.

         8.4 Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon the Holder and the Holder's heirs, executors, administrators, distributees, successors and permitted assigns, and upon the Company and its successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

         8.5 Governing Law; Submission to Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its conflict of laws principles. Any action, suit or proceeding against the Company or the Holder arising out of or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York (located in New York County) or of the United States of America for the Southern District of New York, and the Company and the Holder irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive for all purposes relating to this Warrant. The parties hereto waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover from the other party all of its reasonable attorneys' fees and expenses relating to such action, suit or proceeding and/or incurred in connection with the preparation therefor. The Holder and the Company waive their right to trial by jury with respect to any such action, suit or proceeding.

         8.6 Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or the Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, noncompliance or nonfulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, noncompliance or nonfulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, noncompliance or nonfulfillment.

         8.7 Severability. In the event that any provision of this Warrant shall be determined to be illegal or unenforceable, the remaining provisions of this Warrant shall remain binding and in full force and effect.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of October 22, 1996.

                                     XYBERNAUT CORPORATION


                                     By:_________________________________
                                         Name:  Edward G. Newman
                                         Title:    President and Chief Executive
      Officer

                              XYBERNAUT CORPORATION

                       Form to be used to exercise Warrant
                       -----------------------------------


XYBERNAUT CORPORATION
12701 Fair Lakes Circle, Suite 550
Fairfax, Virginia 22033

Date: ________________, 19__

                  The undersigned, the registered holder of the Warrant enclosed herewith, hereby elects irrevocably to exercise the within Warrant and to purchase __________ shares of Common Stock of Xybernaut Corporation, a Delaware corporation, and hereby makes payment of $_____________ (at the rate of $______________ per share) in payment of the Exercise Price pursuant thereto. Please issue the shares as to which the Warrant is exercised in accordance with the instructions given below.


                                    ------------------------------------
                                    Signature



                                    ------------------------------------
                                    Signature Guaranteed



                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name
    ----------------------------------------------------------------------------
                            (Print in Block Letters)

Address
       -------------------------------------------------------------------------

                  NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank other than a savings bank, by a trust company, or by a firm having membership on a registered national securities exchange.

                              XYBERNAUT CORPORATION

                        Form to be used to assign Warrant
                        ---------------------------------


                                   ASSIGNMENT

                  (To be executed by the registered Holder to effect a transfer of the within Warrant):

                  FOR  VALUE  RECEIVED,  ________________________________  , the
registered holder of the Warrant enclosed herewith, does hereby sell, assign and transfer unto __________________________ the right to purchase ____________
shares of Common Stock of Xybernaut Corporation, a Delaware corporation (the "Company"), evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:__________________, 199_


                                    ------------------------------------
                                    Signature



                                    ------------------------------------
                                    Signature Guaranteed


                  NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank other than a savings bank, by a trust company, or by a firm having membership on a registered national securities exchange.